UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 18, 2008

                          NAPCO SECURITY SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

        Delaware                     0-10004                   11-2277818
------------------------    ------------------------    ------------------------
    (State or other         (Commission File Number)         (IRS Employer
     jurisdiction                                          Identification No.)
   of incorporation)



                 333 Bayview Avenue, Amityville, New York 11701
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (631) 842-9400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 9.01 is hereby amended to read in its entirety as follows:



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS


       (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED                                      F-1
             Report of Independent Public Accountants                                       F-3
             Balance Sheets - July 31, 2008 and 2007                                        F-4
             Statements of Income - Years ended July 31, 2008 and 2007                      F-5
             Statements of Stockholder's Equity - Years ended July 31, 2008 and 2007        F-6
             Statements of Cash Flows - Years ended July 31, 2008 and 2007                  F-7
             Notes to Financial Statements                                                  F-8


       (b) PRO-FORMA FINANCIAL INFORMATION (UNAUDITED)                                      F-12
             Pro-forma Balance Sheet - June 30, 2008                                        F-13
             Pro-forma Statement of Income - Year ended June 30, 2008                       F-14
             Notes to Unaudited Consolidated Pro-forma Financial Information                F-15

       (d) EXHIBITS



       -----------  ------------------------------------------------------------  ----------------------------------
       Exhibit No.                           Title                                            Reference
       -----------  ------------------------------------------------------------  ----------------------------------
       Ex-2.1       Asset Purchase Agreement - A list of the Exhibits and         Incorporated by reference to
                    Schedules to the Asset Purchase Agreement is filed herewith   Exhibit 2.1 to Report on Form 8-K
                    and any omitted Shedule will be filed with the Commission     dated August 18, 2008.
                    upon request.
       -----------  ------------------------------------------------------------  ----------------------------------
       Ex-4.1       $50,000,000 Amended and Restated Credit Agreement             Incorporated by reference to
                                                                                  Exhibit 4.1 to Report on Form 8-K
                                                                                  dated August 18, 2008.
       -----------  ------------------------------------------------------------  ----------------------------------
       Ex-99.1      Press Release dated August 19, 2008                           Incorporated by reference to
                                                                                  Exhibit 99.1 to Report on Form 8-K
                                                                                  dated August 18, 2008.
       -----------  ------------------------------------------------------------  ----------------------------------



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    NAPCO SECURITY SYSTMES, INC.

Date: November 11, 2008             By:  /s/ RICHARD SOLOWAY
                                         -------------------
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

NAPCO SECURITY SYSTEMS, INC.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         Financial Statements of Business Acquired             F-2


On August 18, 2008, Napco Security Systems, Inc. (the "Company") pursuant to an Asset Purchase Agreement with G. Marks Hardware, Inc. ("Marks") of Amityville, New York, acquired substantially all of the assets and business of Marks for $25 million, the repayment of $1 million of bank debt and the assumption of current liabilities as described more fully in the Asset Purchase Agreement.

The Marks business involves the manufacturing and distribution of door-locking devices. The Company plans to continue to use the equipment and other physical property acquired in the Company's door-locking device business.

G. MARKS HARDWARE, INC.
FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2008 AND 2007




                               G. MARKS HARDWARE,
                                   INC. INDEX


 Report of Independent Registered Public Accounting Firm                     F-3
 Balance Sheets - July 31, 2008 and 2007                                     F-4
 Statements of Income - Years ended July 31, 2008 and 2007                   F-5
 Statements of Stockholder's Equity - Years ended July 31, 2008 and 2007     F-6
 Statements of Cash Flows - Years ended July 31, 2008 and 2007               F-7
 Notes to Financial Statements                                               F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholder
G. Marks Hardware, Inc.

We have audited the accompanying balance sheets of G. Marks Hardware, Inc. (an "S" Corporation) as of July 31, 2008 and 2007, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of G. Marks Hardware, Inc. as of July 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the financial statements, on August 18, 2008, substantially all of the Company's assets have been acquired for an aggregate purchase price of $25,000,000, including the repayment of $1,000,000 of bank debt and the assumption of current liabilities.



/s/ J.H. Cohn LLP


Jericho, New York
November 11, 2008

G. MARKS HARDWARE, INC.
BALANCE SHEETS
JULY 31, 2008 and 2007


                                                                                 2008           2007
                                                                              -----------    -----------
ASSETS
------

Current assets:
     Cash and cash equivalents                                                $   876,435    $   284,574
     Accounts receivable, net of allowance for doubtful accounts of $10,000     1,704,162      2,276,366
     Inventories, net                                                           6,057,838      4,972,446
     Prepaid expenses and other receivables                                        83,416         78,700
                                                                              -----------    -----------

                  Total current assets                                          8,721,851      7,612,086
                                                                              -----------    -----------

Equipment and leasehold improvements:
     Tools and dies                                                             1,299,944      1,299,944
     Transportation equipment                                                     172,096        172,096
     Machinery and equipment                                                      687,193        654,793
     Furniture and fixtures                                                       612,165        612,165
     Leasehold improvements                                                        83,918         83,918
                                                                              -----------    -----------
                                                                                2,855,316      2,822,916

     Less accumulated depreciation and amortization                             2,702,379      2,642,263
                                                                              -----------    -----------

                  Equipment and leasehold improvements, net                       152,937        180,653
                                                                              -----------    -----------
Other assets:
         Deposits                                                                 439,420        303,212
         Loan receivable - employee                                                    --         10,000
                                                                              -----------    -----------

                  Total other assets                                              439,420        313,212
                                                                              -----------    -----------

                  Total assets                                                $ 9,314,208    $ 8,105,951
                                                                              ===========    ===========


LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities:
     Line of credit borrowings                                                $ 1,000,000    $        --
     Accounts payable                                                             767,435      1,278,254
     Accrued expenses                                                             571,407        590,463
                                                                              -----------    -----------

                  Total liabilities                                             2,338,842      1,868,717
                                                                              -----------    -----------

Commitments and contingencies

Stockholder's equity:
     Common stock: $1 par value, voting, 20,000 shares authorized, 5,100
        shares issued and 3,825 shares outstanding                                  5,100          5,100
     Additional paid-in capital                                                    51,198         51,198
     Retained earnings                                                          7,126,513      6,388,381

     Less treasury stock, at cost, (1,275 shares)                                (207,445)      (207,445)
                                                                              -----------    -----------

                  Total stockholder's equity                                    6,975,366      6,237,234
                                                                              -----------    -----------

                  Total liabilities and stockholder's equity                  $ 9,314,208    $ 8,105,951
                                                                              ===========    ===========

                                         See notes to financial statements.

                                                         F-4

G. MARKS HARDWARE, INC.
STATEMENTS OF INCOME
YEARS ENDED JULY 31, 2008 AND 2007


                                                     2008          2007
                                                  -----------   -----------


     Net sales                                    $23,727,391   $18,806,489

     Cost of goods sold                            15,985,425    12,583,103
                                                  -----------   -----------

     Gross profit                                   7,741,966     6,223,386
                                                  -----------   -----------

     Operating expenses:
         Selling                                    1,716,600     1,196,348
         Shipping                                     668,459       519,348
         General and administrative                 1,763,389     1,537,528
                                                  -----------   -----------

                  Total operating expenses          4,148,448     3,253,224
                                                  -----------   -----------

     Operating income                               3,593,518     2,970,162

     Other expense:
         Interest expense                              43,390        20,348
                                                  -----------   -----------

     Net income                                   $ 3,550,128   $ 2,949,814
                                                  ===========   ===========


                       See notes to financial statements.

G. MARKS HARDWARE, INC.
STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED JULY 31, 2008 AND 2007


                                          Common Stock        Additional                     Treasury Stock         Total
                                    ------------------------    Paid-in     Retained     ------------------------   Stockholder's
                                      Shares        Amount      Capital     Earnings       Shares       Amount      Equity
                                    -----------  -----------  -----------  -----------   -----------  -----------   -------------
Balance, August 1, 2006                   5,100  $     5,100  $    51,198  $ 4,584,988         1,275  $  (207,445)  $   4,433,841

Net income                                   --           --           --    2,949,814            --           --       2,949,814

Less distributions to stockholder            --           --           --   (1,146,421)           --           --      (1,146,421)
                                    -----------  -----------  -----------  -----------   -----------  -----------   -------------

Balance, July 31, 2007                    5,100        5,100       51,198    6,388,381         1,275     (207,445)      6,237,234

Net income                                   --           --           --    3,550,128            --           --       3,550,128

Less distributions to stockholder            --           --           --   (2,811,996)           --           --      (2,811,996)
                                    -----------  -----------  -----------  -----------   -----------  -----------   -------------

Balance, July 31, 2008                    5,100  $     5,100  $    51,198  $ 7,126,513         1,275  $  (207,445)  $   6,975,366
                                    ===========  ===========  ===========  ===========   ===========  ===========   =============


                                                       See notes to financial statements.


                                                                      F-6


G. MARKS HARDWARE, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2008 AND 2007


                                                                       2008           2007
                                                                    -----------    -----------


Operating activities:
         Net income                                                 $ 3,550,128    $ 2,949,814

Adjustments to reconcile net income to net cash provided by
   operating activities:
         Depreciation and amortization                                   60,116         72,601
         Changes in operating assets and liabilities:
                Accounts receivable                                     572,204       (244,510)
                Inventories                                          (1,085,392)    (1,415,728)
                Prepaid expenses and other receivables                   (4,716)       (14,550)
                Deposits                                               (136,208)      (124,091)
                Accounts payable                                       (510,819)       485,876
                Accrued expenses                                        (19,056)        (4,336)
                                                                    -----------    -----------

                      Net cash provided by operating activites        2,426,257      1,705,076
                                                                    -----------    -----------

Investing activities:
         Loan receivable - employee                                      10,000             --
         Acquisition of equipment and leasehold improvements            (32,400)       (15,503)
                                                                    -----------    -----------

                      Net cash used in investing activities             (22,400)       (15,503)
                                                                    -----------    -----------

Financing activities:
         Net borrowings (repayments) under line of credit             1,000,000       (500,000)
         Distributions to stockholder                                (2,811,996)    (1,146,421)
                                                                    -----------    -----------

                      Net cash used in financing activities          (1,811,996)    (1,646,421)
                                                                    -----------    -----------

Net increase in cash and cash equivalents                               591,861         43,152

Cash and cash equivalents, beginning of year                            284,574        241,422
                                                                    -----------    -----------

Cash and cash equivalents, end of year                              $   876,435    $   284,574
                                                                    ===========    ===========


Supplemental disclosure of cash flow information:
     Interest paid                                                  $    43,390    $    20,348
                                                                    ===========    ===========



                              See notes to financial statements.


                                             F-7


G. MARKS HARDWARE, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 -   Nature of operations:

           G. Marks Hardware, Inc. (the "Company") (an "S" Corporation) is engaged in the manufacturing and sale of door locks and decorative hardware to locksmiths, wholesale distributors and door manufacturers throughout the United States. The Company's manufacturing facility and principal place of business is located in Amityville, New York.

Note 2 -   Summary of significant accounting policies:

           Revenue recognition:
           Revenue is recognized when products are shipped to customers. The Company believes that the shipment date is the most appropriate point in time indicating the completion of the earnings process because it does not have any post-shipment obligations, the product price is fixed and determinable and the collection of the resulting receivable is probable.

           Cash and cash equivalents:
           Cash and cash equivalents include all cash balances and highly liquid securities with original maturities of three months or less when acquired.

           Accounts receivable:
           Accounts receivable from the sale of door locks and decorative hardware are based on standard prices. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are due 30 days after issuance of the invoice. Accounts receivable past due more than 60 days are considered delinquent. Delinquent receivables are written-off based on individual credit evaluation and specific circumstances of the customer.

           Inventory:
           Inventory, consisting primarily of raw materials for the production of door locks and decorative hardware, is valued at the lower of cost or market, determined on a first-in, first-out basis.

           Equipment and leasehold improvements:
           Equipment and leasehold improvements are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

           Domestic purchases of tools and dies are capitalized and depreciated over their estimated useful lives. Tools and dies purchased by foreign suppliers on behalf of the Company are charged to operations in the period purchased, as their estimated useful life is not determinable due to the uncertainty of turnover of foreign suppliers. There were no significant tools and dies purchased from foreign suppliers during the year.

           Advertising:
           Advertising expense, which consists of trade shows, catalogs and direct mailings, is expensed as incurred. Advertising expense for the years ended July 31, 2008 and 2007 was $310,388 and $187,698, respectively.

           Shipping expenses:
           Shipping and handling expense, which consists of shipping supplies, trucking expenses and freight out, is expensed as incurred and included on the statements of income as operating expenses, under the caption, "Shipping". Shipping expense for the years ended July 31, 2008 and 2007 was $668,459 and $519,348, respectively.

G. MARKS HARDWARE, INC.
NOTES TO FINANCIAL STATEMENTS

           Summary of significant accounting policies (continued):

           Income taxes:
           The Company has elected, and the stockholder has consented, under the applicable provisions of the Internal Revenue and New York State Franchise Tax Codes, to have the Company report its income for Federal Corporation and New York State Franchise tax purposes as an "S" Corporation. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Therefore, no provision is made for Federal Corporation or New York State Franchise Taxes, except for the New York State tax imposed on "S" Corporations, when applicable.

           As an "S" Corporation with a non-calendar fiscal year-end, the Company is obligated under the Internal Revenue Code, to make "required payments" to the government representing the tax that would otherwise be due from the stockholder had the Company used a calendar year end. These payments are held on deposit by the Internal Revenue Service and are adjusted annually based upon the Company's reported taxable income or loss. At July 31, 2008 and 2007, the Company had tax deposits with the Internal Revenue Service in the amount of $439,420 and $272,768, respectively, which are included in the balance sheets under the caption "Deposits".

           Use of estimates:
           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The accounting estimates that require management's most difficult and subjective judgments include provisions for bad debts, inventory valuation, depreciable lives, impairment of long-lived assets and other reserves. Because of the uncertainty in such estimates, actual results may differ from these estimates.

           Recent accounting pronouncements:
           In September 2006, the FASB issued SFAS No. 157, Fair-Value Measurements ("SFAS No. 157"), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS No. 157 does not require any new fair value regarding fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management is evaluating the impact of SFAS No. 15, effective January 1, 2008, but does not currently expect the adoption of SFAS No. 157 to have a material impact on the financial condition and results of operations.

           On February 15, 2007, the FASB issued SFAS NO. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115" ("SFAS 159"). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities," applies to all entities that own trading an available-for-sale securities. The fair value option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument,
           (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective for years beginning after November 15, 2007. Management is currently evaluating the impact of SFAS 159, if any, on the Company's financial statements.

Note 3 -   Inventories:


           At July 31, 2008 and 2007, inventories consisted of the following:
                                                                                   2008         2007
                                                                                ----------   ----------
              Raw materials and parts                                           $5,673,200   $4,870,537
              Work - in - process                                                  375,016      311,296
              Finished goods                                                       222,045       23,036
                                                                                ----------   ----------
                                                                                 6,270,261    5,204,869
              Less allowances for obsolete and slow moving inventories             212,423      232,423
                                                                                ----------   ----------
                       Totals                                                   $6,057,838   $4,972,446
                                                                                ==========   ==========


G. MARKS HARDWARE, INC.
NOTES TO FINANCIAL STATEMENTS

Note 4 -   Line of credit:

           At July 31, 2008 and 2007, the Company has a $3,000,000 line of credit agreement with a bank available for working capital loans, letters of credit and acceptances. At July 31, 2008 and 2007, the Company has outstanding loans payable of $1,000,000 and $0, respectively. The line of credit expires on January 15, 2009.

           Borrowings under the line of credit bear interest at LIBOR plus 1.5%. Borrowings are collateralized by substantially all of the Company's assets and a personal guarantee by the Company's Stockholder.

           In connection with the sale of substantially all of the Company's assets (see Note 10), the above loan was paid in full.

Note 5 -   Concentration risks:

           Credit risk:
           The Company maintains its cash in one financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. From time to time, the Company's balance may exceed this limit. At July 31, 2008 and 2007, the uninsured cash balance is approximately $879,000 and $267,000, respectively. The Company limits its credit risk by selecting financial institutions considered to be highly creditworthy.

           Customers:
           Trade accounts receivable are due primarily from locksmiths, wholesale distributors and door manufacturers. The Company does not require collateral; however, it performs ongoing credit evaluations of customer accounts. At both July 31, 2008 and 2007, approximately 44% of trade accounts receivable was due from three customers.

           Direct labor:
           The Company's direct labor is covered by a union, which has a collective bargaining agreement due to expire in December 2008. The Company's past experience was favorable with respect to resolving conflicting demands with this union and none has had a significant effect on the Company's financial statements. Although management expects that there will initially be some differences between the Company and the union demands, management believes it is very unlikely that those differences will result in a protracted conflict.

           The Company does not contribute to a union pension plan.

Note 6 -   401(k) profit-sharing plan:

           The Company maintains a 401(k) profit sharing plan which covers substantially all employees. Employer contributions are discretionary. Eligible employees may make pre-tax contributions to the plan. For the years ended July 31, 2008 and 2007, employer contributions in the amount of $30,104 and $29,958, respectively, were charged to operations.

Note 7 -   Lease commitments:

           As of July 31, 2008, the Company leased automobiles under noncancelable operating leases expiring through January 2011. Lease expense charged to operations for the years ended July 31, 2008 and 2007 were $42,195 and $35,495, respectively.

           Future minimum rental payments under lease agreements are as follows:

              Years ending
                July 31,                                              Amount
                --------                                              ------
                  2009                                              $  42,687
                  2010                                                 25,124
                  2011                                                  3,194
                                                                    ---------
                  Total                                             $  71,005
                                                                    =========

G. MARKS HARDWARE, INC.
NOTES TO FINANCIAL STATEMENTS

Note 8 -   Contingencies:

           Guarantees:
           The Company guaranteed a mortgage obligation of its stockholder which is collateralized by the stockholder's building in which the Company operates its business (see Note 9). At July 31, 2008, $81,530 remained outstanding to a bank under this obligation.

           In addition, the Company guaranteed a second mortgage on the building payable to the New York Job Development Authority. On August 8, 2002, the Company's stockholder refinanced the remaining balance on this mortgage by obtaining a promissory note in the amount of $600,000 payable to a bank in monthly installments commencing on October 1, 2002. The loan bears interest at LIBOR plus 1.5%. At July 31, 2008, $112,902 remained outstanding under this second mortgage.

           In connection with the sale of substantially all of the Company's assets (see Note 10), the above obligations were paid in full by the stockholder.

           Letters of credit:
           There were no outstanding commercial letters of credit at July 31, 2008 and 2007 (see Note 4).

           Legal proceedings:
           The Company is, from time to time, involved in litigation incidental to the conduct of its business. However, the company is not party to any lawsuit or proceeding which, in the opinion of management is likely to have a material adverse effect on its financial condition.


Note 9 -   Related party transactions:

           Loan receivable - employee:
           At July 31, 2007, the Company has a loan receivable from an employee who is a relative of the Company's stockholder in the amount of $10,000. The loan was noninterest bearing and has no set repayment terms. The receivable was settled during the year ended July 31, 2008.

           Operating lease:
           The Company leases, on month to month basis, land and a building for its operations from its stockholder (see Note 8). Rent expense for the year ended July 31, 2008 amounted to $292,800 of which approximately $228,700 was charged to cost of goods sold and $64,100 was charged to operations. Building expenses for the year ended July 31, 2008 (including real estate taxes) due under the lease amounted to approximately $259,900 of which approximately $203,000 was charged to cost of goods sold and $56,900 was charged to operations.


Note 10 -  Subsequent event:

           On August 18, 2008, Napco Security Systems, Inc., a diversified manufacturer of security products, encompassing intrusion and fire alarms, building access control systems and electronic locking devices, acquired substantially all of the assets of the Company for an aggregate purchase price of $25,000,000, including the repayment of $1,000,000 of bank debt and the assumption of current liabilities.

           At the date of acquisition, $21,500,000 was received in cash and $3,500,000 of the purchase price was placed in escrow. The distribution of the escrow balance is scheduled at various dates until December 31, 2009, subject to adjustment for, among other things, non-performance of certain milestones, such as turnover of accounts receivable and inventories.

NAPCO SECURITY SYSTEMS, INC.

(b)  PRO-FORMA FINANCIAL INFORMATION (UNAUDITED)

         Unaudited Consolidated Pro-forma Financial Information       F-13



The following unaudited consolidated pro-forma financial data have been derived from the historical financial statements of Napco Security Systems, Inc. ("Napco") for the fiscal year ended June 30, 2008 G. Marks Hardware, Inc. ("Marks") as of and for the fiscal year ended July 31, 2008. The unaudited consolidated pro-forma balance sheet gives effect to the Purchase Transaction as if it had occurred on June 30, 2008. The unaudited consolidated pro-forma statements of income for the fiscal year ended June 30, 2008 give effect to the Purchase Transaction as if it had occurred at the beginning of the period presented. The pro-forma adjustments are based upon available information and certain assumptions that management believes are reasonable and are described in the notes accompanying the unaudited consolidated pro-forma financial statements. The unaudited consolidated pro-forma financial data do not purport to represent what our results of operations or financial position would have been had the Purchase Transaction occurred on the dates indicated, or to project our results of operations or financial position for any future period or date, nor does it give effect to any matters other than those describe in the notes thereto. The Purchase Transaction will be accounted for as a purchase for financial accounting purposes.

Pursuant to the purchase method of accounting, the total estimated purchase price, in these unaudited pro-forma consolidated financial statements, has been allocated to assets acquired and liabilities assumed based on a preliminary determination by Napco's management. The difference between the fair value of the consideration issued and the liabilities assumed and the fair value of the identifiable tangible and intangible assets acquired has been recorded as goodwill. These allocations are subject to change pending a final valuation of certain fixed assets acquired as well as a potential purchase price adjustment related to a subsequent measurement of the collectibility of receivables and sale of inventory. As such, these allocations may differ from the information presented herein.


NAPCO SECURITY SYSTEMS, INC.
PRO-FORMA BALANCE SHEET
At June 30, 2008                        Napco Security      G. Marks
                                         Systems, Inc.    Hardware, Inc.
                                         Historical;       Historical;        Transaction
             ASSETS                     June 30, 2008     July 31, 2008       Adjustments         Pro-Forma
             ------                    ----------------  ----------------   ---------------    ---------------
                                          (Audited)         (Audited)                            (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents             $    2,765,000    $      876,000    $           --     $    3,641,000
  Accounts receivable, net                  25,823,000         1,704,000                --         27,527,000
  Inventories                               19,548,000         6,058,000           900,000 (a)     26,506,000
  Prepaid expenses and other current
         assets                              1,121,000            83,000                --          1,204,000
  Deferred income taxes, net                   769,000                --                --            769,000
                                       ----------------  ----------------   ---------------    ---------------
      Total current assets                  50,026,000         8,721,000           900,000         59,647,000

Inventories, non-current, net                7,724,000                --                --          7,724,000
Property, plant and equipment, net           8,989,000           153,000           650,000 (a)      9,792,000
Intangible assets, net                              --                --        16,100,000 (b)     16,100,000
Goodwill, net                                9,686,000                --           845,000 (c)     10,531,000
Other assets                                   298,000           440,000           (12,000)(d)        726,000
                                       ----------------  ----------------   ---------------    ---------------
      TOTAL ASSETS                      $   76,723,000    $    9,314,000    $   18,483,000     $  104,520,000
                                       ================  ================   ===============    ===============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt     $           --    $    1,000,000    $    2,679,000 (e) $    3,679,000
  Accounts payable                           4,857,000           768,000                --          5,625,000
  Accrued and other current liabilities      1,333,000           571,000           458,000 (f)      2,362,000
  Accrued salaries and wages                 2,543,000                --                --          2,543,000
  Accrued taxes                                     --                --                --                 --
                                       ----------------  ----------------   ---------------    ---------------
      Total current liabilities              8,733,000         2,339,000         3,137,000         14,209,000

Long-term debt                              12,400,000                --        22,321,000 (e)     34,721,000
Accrued income taxes                           294,000                --                --            294,000
Deferred income taxes                        1,607,000                --                --          1,607,000
Minority interest in subsidiary                147,000                --                --            147,000
                                       ----------------  ----------------   ---------------    ---------------
      Total liabilities                     23,181,000         2,339,000        25,458,000         50,978,000
                                       ----------------  ----------------   ---------------    ---------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock                                 201,000             5,000            (5,000)(g)        201,000
  Additional paid-in-capital                13,424,000            51,000           (51,000)(g)     13,424,000
  Retained earnings                         45,532,000         7,126,000        (7,126,000)(g)     45,532,000
                                       ----------------  ----------------   ---------------    ---------------
                                            59,157,000         7,182,000        (7,182,000)        59,157,000
  Less:  Treasury stock, at cost            (5,615,000)         (207,000)          207,000 (g)     (5,615,000)
                                       ----------------  ----------------   ---------------    ---------------
      Total stockholders' equity            53,542,000         6,975,000        (6,975,000)        53,542,000
                                       ----------------  ----------------   ---------------    ---------------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY            $   76,723,000    $    9,314,000    $   18,483,000     $  104,520,000
                                       ================  ================   ===============    ===============


                        See notes to unaudited pro-forma consolidated financial information.


                                                       F-13


NAPCO SECURITY SYSTEMS, INC.
PRO-FORMA STATEMENT OF INCOME
For the year ended June 30, 2008


                                        Napco Security      G. Marks
                                        Systems, Inc.     Hardware, Inc.
                                         Historical;       Historical;       Transaction
                                        June 30, 2008     July 31, 2008      Adjustments         Pro-Forma
                                        --------------    --------------    --------------     --------------
                                          (Audited)         (Audited)                           (Unaudited)

Net sales                               $   68,367,000    $   23,727,000    $           --     $   92,094,000
Cost of sales                               47,955,000        15,985,000           209,000 (l)     64,149,000
                                        --------------    --------------    --------------     --------------

    Gross profit                            20,412,000         7,742,000          (209,000)        27,945,000

Selling, general and administrative
  expenses                                  17,275,000         4,149,000         1,026,000 (h)     22,450,000
                                        --------------    --------------    --------------     --------------

    Operating income                         3,137,000         3,593,000        (1,235,000)         5,495,000
                                        --------------    --------------    --------------     --------------
Other income (expense):
  Interest expense, net                       (819,000)          (43,000)       (1,189,000)(i)     (2,051,000)
  Other, net                                   (42,000)               --           (33,000)(j)        (75,000)
                                        --------------    --------------    --------------     --------------
                                              (861,000)          (43,000)       (1,222,000)        (2,126,000)
                                        --------------    --------------    --------------     --------------
    Income before minority interest
         and (benefit)/provision for
         income taxes                        2,276,000         3,550,000        (2,457,000)         3,369,000

Minority interest in loss
     of subsidiary                              34,000                --                --             34,000
                                        --------------    --------------    --------------     --------------
Income before (benefit)/provision
     for income taxes                        2,310,000         3,550,000        (2,457,000)         3,403,000
(Benefit) provision for income taxes        (1,408,000)               --           437,000 (k)       (971,000)
                                        --------------    --------------    --------------     --------------

Net income                              $    3,718,000    $    3,550,000    $   (2,894,000)    $    4,374,000
                                        ==============    ==============    ==============     ==============

Earnings per share:

     Basic                              $         0.19                                         $         0.23
                                        ==============                                         ==============
     Diluted                            $         0.19                                         $         0.22
                                        ==============                                         ==============

Weighted average number of
       shares outstanding:

     Basic                                  19,263,000                                             19,263,000
                                        ==============                                         ==============
     Diluted                                19,802,000                                             19,802,000
                                        ==============                                         ==============




                    See notes to unaudited pro-forma consolidated financial information.


                                                    F-14


NAPCO SECURITY SYSTEMS, INC.
NOTES TO UNAUDITED CONSOLIDATED PRO-FORMA FINANCIAL INFORMATION

     UNAUDITED PRO-FORMA BALANCE SHEET ADJUSTMENTS

We have made the following pro-forma adjustments to arrive at our pro-forma consolidated balance sheet as of June 30, 2008:

     (a) Represents adjustment of inventories and certain fixed assets to fair value.

     (b)  Represents the fair value of intangible assets acquired.

     (c) Represents the excess of the purchase price over the fair value of the net assets acquired arising as a result of the Purchase Transaction.

     (d) Represents deferred financing costs associated with the Term Loan, capitalized costs relating to the due diligence and legal expenses associated with the acquisition, the fair value of the Marks' executive's covenant not to compete and the elimination of an asset not acquired.

     (e) Represents the current and non-current portions of the term loan utilized to finance the asset purchase.

     (f) Represents the accrual of acquisition and financing costs and a purchase price adjustment resulting from the difference in value between working capital as defined in the asset purchase agreement and the actual working capital at the acquisition date.

     (g)  Represents the elimination of Marks' Stockholder's Equity.


     UNAUDITED PRO-FORMA STATEMENTS OF INCOME ADJUSTMENTS

We have made the following pro-forma adjustments to arrive at our pro-forma consolidated statements of income:

     (h) Includes additional salary expense and stock option expense for Marks' executive who will be Napco employee, not previously included in salary expense in Marks' historical financial statements, as well as amortization expense relating to intangible assets acquired and covenant not to compete.

     (i) Represents interest expense as a result of the issuance of the Term Loan, which was used to finance the Purchase Transaction at a rate of 5% per annum.

     (j) Represents amortization of deferred financing costs over the 5 year life of the Term Loan.

     (k) Represents the estimated tax provision resulting from a 40% effective tax rate applied to the Marks historical net income for fiscal 2008 as adjusted by the transaction adjustments.

     (l) Represents additional depreciation expense on fixed assets recorded at fair value on the acquisition date.


                                      F-15